Exhibit 10.1

2019 Share Incentive Awards Arrangement

This 2019 share incentive awards arrangement (the “2019 Share Incentive Awards Arrangement”) was created in order to provide employees of Bigo Inc. with share-based incentive awards of YY Inc. (the “Company”).

The maximum aggregate number of Class A common shares which may be issued pursuant to the 2019 Share Incentive Awards Arrangement shall be 65,922,045 Class A common shares of the Company, par value $0.00001 per share.

In the event of any dividend, share split, combination or exchange of common shares of the Company, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of common shares or the share price of a common share, the board of directors of the Company shall make such proportionate adjustments, if any, as the board of directors of the Company in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the 2019 Share Incentive Awards Arrangement; (b) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding awards under the 2019 Share Incentive Awards Arrangement.

To the extent that an award terminates, expires, or lapses for any reason, any common shares subject to the award shall again be available for the grant of an award pursuant to the 2019 Share Incentive Awards Arrangement. To the extent permitted by applicable laws, common shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any parent or subsidiary of the Company shall not be counted against common shares available for grant pursuant to the 2019 Share Incentive Awards Arrangement. Common shares delivered by participants or withheld by the Company upon the exercise of any award under the 2019 Share Incentive Awards Arrangement, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder. If any restricted shares are forfeited by the participants or repurchased by the Company, such common shares may again be optioned, granted or awarded hereunder.